Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Offering Statement on Form 1-A of our report dated April 25, 2025 relating to the financial statements of UC Asset LP for fiscal year 2023 and 2024.

/s/ Robert Adams

Detroit, Michigan

May 01, 2025